MEDIA CONTACT:

Ken Engberg

kenneth.engberg@dealertrack.com

(516) 734-3692

INVESTOR CONTACT:

Garo Toomajanian

investorrelations@dealertrack.com

(888) 450-0478

Dealertrack Technologies Reports
Third Quarter 2013 Financial Results

Reports 26% Year over Year Revenue Growth
Updates 2013 Guidance to Reflect Strong Performance and Acquisitions

Lake Success, N.Y., November 5, 2013 – Dealertrack Technologies, Inc. (NASDAQ: TRAK) today reported financial results for the third quarter ended September 30, 2013.

GAAP Results for the Third Quarter 2013

▪	Revenue for the quarter was $124.6 million, as compared to $99.1 million for the third quarter of 2012.
▪	GAAP net income for the quarter was $5.8 million, as compared to a GAAP net loss of $(2.9) million for the third quarter of 2012.
▪	Diluted GAAP net income per share for the quarter was $0.13, as compared to a diluted GAAP net loss per share of $(0.07) for the third quarter of 2012.

GAAP net loss for the three months ended September 30, 2012, included a $3.3 million, or $0.08 per share, non-cash charge (net of taxes) from a fair value adjustment to a warrant.

Non-GAAP Results for the Third Quarter 2013

▪	Adjusted EBITDA for the quarter was $32.6 million, as compared to $27.0 million for the third quarter of 2012.
▪	Adjusted net income for the quarter was $17.6 million, as compared to $12.5 million for the third quarter of 2012.
▪	Diluted adjusted net income per share for the quarter was $0.39, as compared to $0.28 for the third quarter of 2012.

GAAP Results for the Nine Months Ended September 30, 2013

▪	Revenue for the nine months was $355.4 million, as compared to $287.1 million for the same period in 2012.
▪	GAAP net income for the nine months was $9.6 million, as compared to $20.0 million for the same period in 2012.
▪	Diluted GAAP net income per share for the nine months was $0.21, as compared to $0.45 for the same period in 2012.

GAAP net income for the nine months ended September 30, 2012, included a $15.9 million, or $0.36 per share, gain (net of taxes) for the contribution of the net assets of Chrome to the Chrome Data Solutions joint venture; a $3.4 million, or $0.08 per share, gain (net of taxes) from the sale of certain Chrome branded assets that were not contributed to the Chrome Data joint venture; and a $3.9 million, or $0.09 per share, non-cash charge (net of taxes) from a fair value adjustment to a warrant.

Non-GAAP Results for the Nine Months Ended September 30, 2013

▪	Adjusted EBITDA for the nine months was $89.7 million, as compared to $71.5 million for the same period in 2012.
▪	Adjusted net income for the nine months was $46.7 million, as compared to $35.4 million for the same period in 2012.
▪	Diluted adjusted net income per share for the nine months was $1.04, as compared to $0.81 for the same period in 2012.

Mark F. O’Neil, chairman and chief executive officer of Dealertrack Technologies, commented, “We are pleased with our strong third quarter performance, with revenue that increased 26 percent in total and 18 percent on an organic basis, from a year ago. During the quarter we saw continuing momentum in both our subscription and transaction businesses, which were accentuated by positive industry trends in automotive sales and credit. Investments that we have been making in our business, including our acquisitions of CFM and VINtek, further bolster our leading position as a technology provider to automotive dealers and lenders. With a broadening product suite, we are in the early stage of realizing our vision to enable a transformation of automotive retailing with our integrated technology solutions. As such, we remain optimistic in our ability to continue driving strong organic growth in the quarters and years ahead.”

Updated Guidance for 2013

Dealertrack updated its 2013 annual guidance as follows to reflect its strong third quarter performance and the impact of its most recent acquisitions:

Expected GAAP Results

▪	Revenue for the year is expected to be between $477.0 million and $480.0 million, an increase from prior guidance of between $464.0 million and $468.0 million.
▪	GAAP net income for the year is expected to be between $7.0 million and $9.0 million, a decrease compared to prior guidance of between $10.0 million and $12.0 million.
▪	Diluted GAAP net income per share for the year is expected to be between $0.15 and $0.20, a decrease compared to prior guidance of between $0.22 and $0.27 per share.

Expected Non-GAAP Results

▪	Adjusted EBITDA for the year is expected to be between $116.0 million and $118.0 million, and is a $0.5 million increase at the mid-point of our prior guidance of $115.0 to $118.0 million.
▪	Adjusted net income for the year is expected to be between $57.0 million and $59.0 million, which remains unchanged from prior guidance.
▪	Diluted adjusted net income per share for the year is expected to be between $1.26 and $1.31, which remains unchanged from prior guidance.

The updated guidance reflects the benefit Dealertrack has seen from increased car sales trends in the first nine months of 2013 and what it expects for the remainder of the year. Forecasts for full year car sales remain unchanged at 15.5 million units for new cars and 15.4 million units for used cars. Diluted GAAP net income and adjusted net income per share guidance for the year is based on an estimated 45.2 million diluted weighted average shares outstanding, which is unchanged from prior guidance.

Conference Call

Dealertrack will host a conference call to discuss its third quarter 2013 results on November 5, 2013 at 5:00 p.m. Eastern Time. The conference call will be webcast live on the Internet at ir.dealertrack.com. In addition, a live audio of the call will be accessible to the public by calling 877-303-6648 (domestic) or 970-315-0443 (international); no access code is necessary. Callers should dial in approximately 10 minutes before the call begins. A replay will be available on the Dealertrack Technologies, Inc. website until November 27, 2013.

Non-GAAP Financial Measures

The non-GAAP measures of adjusted EBITDA and adjusted net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of net income (loss). Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income (loss) excluding interest, taxes, depreciation and amortization expenses, stock-based compensation, contra-revenue and certain items, as applicable, such as: impairment charges, restructuring charges, impact of acquisition-related activity (including contingent consideration changes, compensation expense, basis difference amortization, and professional service fees), realized gains on sales of previously impaired securities, gains or losses on sales or disposals of subsidiaries and other assets, rebranding expense and certain other non-recurring items.

Adjusted net income is a non-GAAP financial measure that represents GAAP net income (loss) excluding stock-based compensation expense, the amortization of acquired identifiable intangibles, contra-revenue, and certain items, as applicable, such as: impairment charges, restructuring charges, impact of acquisition-related activity (including contingent consideration changes, compensation expense, basis difference amortization, and professional service fees), realized gains on sales of previously impaired securities, gains or losses on sales or disposals of subsidiaries and other assets, adjustments to deferred tax asset valuation allowances, non-cash interest expense, rebranding expense and certain other non-recurring items. These adjustments to net income (loss), which are shown before taxes, are adjusted for their tax impact at their applicable statutory rates.

Adjusted EBITDA and adjusted net income are presented because management believes that they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. Adjusted EBITDA and adjusted net income are also presented because the acquisition method of accounting can have a negative impact on our GAAP results because the depreciation and amortization expenses associated with acquired assets, in particular intangibles which tend to have a relatively short useful life, can be substantial in the first several years following an acquisition. As a result, we monitor our adjusted EBITDA and adjusted net income and other business statistics as a measure of operating performance in addition to net income and the other measures included in our consolidated financial statements. Management believes the adjusted EBITDA and adjusted net income information is useful to investors for these reasons. Adjusted EBITDA and adjusted net income are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for adjusted EBITDA and adjusted net income is GAAP net income (loss) and has provided a reconciliation of adjusted EBITDA to GAAP net income (loss) and adjusted net income to GAAP net income (loss) in this press release.

About Dealertrack Technologies (www.dealertrack.com)

Dealertrack Technologies' intuitive and high-value web-based software solutions and services enhance efficiency and profitability for all major segments of the automotive retail industry, including dealers, lenders, OEMs, third-party retailers, agents and aftermarket providers. In addition to the industry's largest online credit application network, connecting more than 20,000 dealers with more than 1,300 lenders, Dealertrack Technologies delivers the industry's most comprehensive solution set for automotive retailers, including Dealer Management System (DMS), Inventory, Sales and F&I, Interactive and Registration and Titling solutions. For more information visit www.dealertrack.com.

Safe Harbor for Forward-Looking and Cautionary Statements

Statements in this press release regarding Dealertrack’s expected 2013 performance based on both GAAP and non-GAAP measures, the long-term outlook for its business and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Dealertrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include: economic trends that affect the automotive retail industry or the indirect automotive financing industry including the number of new and used cars sold; credit availability; reductions in automotive dealerships; increased competitive pressure from other industry participants, including Open Dealer Exchange, RouteOne, CUDL, Finance Express and AppOne; the impact of some vendors of software products for automotive dealers making it more difficult for Dealertrack’s customers to use Dealertrack’s solutions and services; security breaches, interruptions, failures and/or other errors involving Dealertrack’s systems or networks; the failure or inability to execute any element of Dealertrack’s business strategy, including selling additional products and services to existing and new customers; Dealertrack’s success in implementing an ERP system; the volatility of Dealertrack’s stock price; new regulations or changes to existing regulations; the integration of recent acquisitions and the expected benefits, as well as the integration and expected benefits of any future acquisitions that Dealertrack may pursue; Dealertrack’s success in expanding its customer base and product and service offerings, the impact of recent economic trends, and difficulties and increased costs associated with raising additional capital; the impairment of intangible assets, such as trademarks and goodwill; and other risks listed in Dealertrack’s reports filed with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. These filings can be found on Dealertrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Dealertrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

DEALERTRACK TECHNOLOGIES, INC.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net revenue	$124,582	$99,084	$355,423	$287,097
Cost of revenue	70,199	55,475	200,974	162,337
Product development	3,952	2,874	11,646	8,812
Selling, general and administrative	43,519	35,307	127,511	103,502
Total operating expenses	117,670	93,656	340,131	274,651
Income from operations	6,912	5,428	15,292	12,446
Interest expense, net	(3,058)	(3,033)	(9,526)	(6,984)
Other income (expense), net	419	(5,267)	547	(6,117)
Gain on disposal of subsidiary and sale of other assets	—	—	—	33,193
Earnings from equity method investment, net	1,544	429	4,042	737
Income (loss) before provision for income taxes, net	5,817	(2,443)	10,355	33,275
Provision for income taxes, net	(22)	(488)	(755)	(13,320)
Net income (loss)	$5,795	$(2,931)	$9,600	$19,955

Basic net income (loss) per share	$0.13	$(0.07)	$0.22	$0.47
Diluted net income (loss) per share	$0.13	$(0.07)	$0.21	$0.45
Weighted average common stock outstanding (basic)	43,796	42,661	43,509	42,413
Weighted average common stock outstanding (diluted)	45,757	42,661	45,109	43,909

Adjusted EBITDA (non-GAAP) (a)	$32,589	$27,044	$89,653	$71,500
Adjusted EBITDA margin (non-GAAP) (b)	26%	27%	25%	25%
Adjusted net income (non-GAAP) (a)	$17,646	$12,455	$46,708	$35,396
Shares used for diluted adjusted net income per share (c)	45,469	44,081	45,109	43,909
Diluted adjusted net income per share (non-GAAP)	$0.39	$0.28	$1.04	$0.81

Stock-based compensation expense was classified as follows:
Cost of revenue	$661	$603	$2,139	$1,828
Product development	182	169	545	589
Selling, general and administrative	2,760	2,718	8,045	7,785
	$3,603	$3,490	$10,729	$10,202

(a) See Reconciliation Data.

(b) Represents adjusted EBITDA as a percentage of net revenue.

(c) For the three months ended September 30, 2013, the diluted weighted average shares outstanding of 45,468,700 does not include 288,000 shares related to our senior convertible notes. For the three months ended September 30, 2012, the diluted weighted average shares outstanding of 44,081,500 was used as there was a net loss during the quarter.

DEALERTRACK TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	September 30,	December 31,
	2013	2012
ASSETS
Cash and cash equivalents	$145,716	$143,811
Marketable securities	18,784	34,031
Customer funds and customer funds receivable	28,177	16,076
Accounts receivable, net	57,490	43,679
Deferred tax assets, net	4,412	4,412
Prepaid expenses and other current assets	28,680	19,142
Total current assets	283,259	261,151

Marketable securities – long-term	—	4,428
Property and equipment, net	29,833	27,407
Investments – cost and equity	120,535	122,808
Software and website development costs, net	61,596	46,182
Intangible assets, net	106,609	117,599
Goodwill	278,741	270,646
Deferred tax assets, net	44,031	43,611
Other assets – long-term	16,039	16,684
Total assets	$940,643	$910,516

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$42,983	$50,852
Customer funds payable	28,177	16,076
Deferred revenue	9,021	7,959
Deferred tax liabilities	3,141	3,031
Due to acquirees	—	11,124
Total current liabilities	83,322	89,042
Long-term liabilities	255,050	250,157
Total liabilities	338,372	339,199
Total stockholders' equity	602,271	571,317
Total liabilities and stockholders' equity	$940,643	$910,516

DEALERTRACK TECHNOLOGIES, INC.

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2013	2012
Operating activities:
Net income	$9,600	$19,955
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,913	37,659
Deferred tax (benefit) provision	(906)	9,261
Stock-based compensation expense	10,729	10,202
Provision for doubtful accounts and sales credits	8,041	5,520
Earnings from equity method investment, net	(4,042)	(737)
Deferred compensation	134	112
Stock-based compensation windfall tax benefit	(5,644)	(4,226)
Gain on disposal of subsidiary and sale of other assets	—	(33,193)
Realized gain on sale of securities	(362)	(4)
Amortization of debt issuance costs and debt discount	7,043	5,244
Change in contingent consideration	(500)	(900)
Change in fair value of warrant	—	6,310
Amortization of deferred interest	946	574
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(21,835)	(17,312)
Prepaid expenses and other current assets	(4,474)	2,848
Other assets – long-term	7,029	6,796
Accounts payable and accrued expenses	(10,686)	(5,186)
Deferred rent	134	151
Deferred revenue	987	1,912
Other liabilities – long-term	(325)	(2,190)
Net cash provided by operating activities	40,782	42,796

Consolidated Statements of Cash Flows (continued)

	Nine Months Ended September 30,
	2013	2012
Investing activities:
Capital expenditures	(11,060)	(6,610)
Capitalized software and website development costs	(26,701)	(14,824)
Proceeds from sale of Chrome-branded asset	—	5,500
Purchases of marketable securities	(27,393)	(70,175)
Proceeds from sales and maturities of marketable securities	46,237	16,106
Return of equity method investment	102	—
Cash contributed for equity method investment	—	(1,750)
Payment for acquisition of businesses, net of acquired cash	(21,121)	(73,994)
Net cash used in investing activities	(39,936)	(145,747)

Financing activities:
Principal payments on capital lease obligations and financing arrangements	(99)	(496)
Proceeds from stock purchase plan and exercise of stock options	8,207	6,092
Repayment of a note payable	(11,439)	—
Proceeds from government grants	210	—
Proceeds from issuance of senior convertible notes	—	200,000
Payments for debt issuance costs	—	(7,723)
Payments for convertible note hedges	—	(43,940)
Proceeds from issuance of warrants	—	29,740
Purchases of treasury stock	(935)	(784)
Stock-based compensation windfall tax benefit	5,644	4,226
Net cash provided by financing activities	1,588	187,115

Net increase in cash and cash equivalents	2,434	84,164
Effect of exchange rate changes on cash and cash equivalents	(529)	827
Cash and cash equivalents, beginning of period	143,811	78,709
Cash and cash equivalents, end of period	$145,716	$163,700

Supplemental disclosure:
Cash paid for:
Income taxes	$3,607	$2,708
Interest	4,120	1,965
Non-cash investing and financing activities:
Accrued capitalized hardware, software and fixed assets	2,405	2,603
Assets acquired under capital leases and financing arrangements	206	772
Non-cash consideration issued for investment in Chrome Data Solutions	—	42,301

DEALERTRACK TECHNOLOGIES, INC.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

GAAP net income (loss)	$5,795	$(2,931)	$9,600	$19,955
Interest income	(171)	(181)	(412)	(595)
Interest expense – cash	852	984	2,895	2,426
Interest expense – non-cash	2,377	2,230	7,043	5,153
Provision for income taxes, net	22	488	755	13,320
Depreciation of property and equipment and amortization of capitalized software and website costs	8,331	5,780	22,077	17,175
Amortization of acquired identifiable intangibles	7,761	6,952	22,836	20,484
EBITDA (non-GAAP)	24,967	13,322	64,794	77,918
Adjustments:
Stock-based compensation	3,603	3,490	10,729	10,202
Contra-revenue	1,069	1,092	3,804	3,190
Acquisition-related and other professional fees	1,365	1,385	2,421	2,122
Acquisition-related contingent consideration changes and compensation expense, net	57	445	686	403
Integration and other related costs	1,023	483	3,389	704
Gain on disposal of subsidiary and sale of other assets	—	—	—	(33,193)
Amortization of equity method investment basis difference	706	996	2,118	2,989
Rebranding expense	155	521	2,068	855
Realized gain on sale of previously impaired securities (non-taxable)	(356)	—	(356)	—
Change in fair value of warrant	—	5,310	—	6,310
Adjusted EBITDA (non-GAAP)	$32,589	$27,044	$89,653	$71,500

DEALERTRACK TECHNOLOGIES, INC.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

GAAP net income (loss)	$5,795	$(2,931)	$9,600	$19,955
Adjustments:
Interest expense – non-cash (not tax-impacted)	2,377	2,230	7,043	5,153
Amortization of acquired identifiable intangibles	7,761	6,952	22,836	20,484
Stock-based compensation	3,603	3,490	10,729	10,202
Contra-revenue	1,069	1,092	3,804	3,190
Gain on disposal of subsidiary and sale of other assets	—	—	—	(33,193)
Acquisition-related and other professional fees	1,365	1,385	2,421	2,122
Acquisition-related contingent consideration changes and compensation expense, net	57	445	686	403
Integration and other related costs	1,023	536	3,632	757
Rebranding expense	155	521	2,068	855
Amortization of equity method investment basis difference	706	996	2,118	2,989
Realized gain on sale of previously impaired securities (non-taxable)	(356)	—	(356)	—
Accelerated depreciation of certain technology assets	—	75	—	1,004
Change in fair value of warrant	—	5,310	—	6,310
Amended state tax returns impact (non-taxable)	(75)	—	(19)	—
Tax impact of adjustments (a)	(5,834)	(7,646)	(17,854)	(4,835)
Adjusted net income (non-GAAP)	$17,646	$12,455	$46,708	$35,396

(a) The tax impact of adjustments for the three and nine months ended September 30, 2013 are based on a U.S. statutory tax rate of 37.2% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 37.1% and 36.8%, respectively, for the three months ended September 30, 2013, and 37.1% and 36.8%, respectively, for the nine months ended September 30, 2013. The tax impact of adjustments for the three and nine months ended September 30, 2012 are based on a U.S. statutory tax rate of 38.2% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 38.1% and 37.6%, respectively, for the three months ended September 30, 2012, and 38.1% and 37.6%, respectively, for the nine months ended September 30, 2012.

A reconciliation of GAAP to non-GAAP measures is included in our investor presentation, which also includes the impact of reconciled items on individual income statement classifications.

DEALERTRACK TECHNOLOGIES, INC.

Reconciliation of Forward-looking GAAP Net Income to Forward-looking Non-GAAP Adjusted EBITDA

(Dollars in millions)

(Unaudited)

	Year Ending December 31, 2013
	Expected Range

GAAP net income	$7.0	$9.0
Interest, net	13.0	13.0
Income taxes, net	0.5	1.0
Amortization of basis difference from joint venture	2.8	2.8
Depreciation and amortization	30.5	30.0
Amortization of acquired identifiable intangibles	31.5	31.5
EBITDA (non-GAAP)	85.3	87.3
Adjustments:
Stock-based compensation	15.0	15.0
Non-recurring costs (a)	10.0	10.0
Contra-revenue	5.7	5.7
Adjusted EBITDA - (non-GAAP)	$116.0	$118.0

______________________________________________________

(a) Includes certain professional fees, integration and other related costs, acquisition-related compensation expense, rebranding and fair value adjustments.

Reconciliation of Forward-looking GAAP Net Income to Forward-looking Non-GAAP Adjusted Net Income
(Dollars in millions)
(Unaudited)

	Year Ending December 31, 2013
	Expected Range

GAAP net income	$7.0	$9.0
Adjustments:
Stock-based compensation	15.0	15.0
Amortization of acquired identifiable intangibles	31.5	31.5
Amortization of basis difference from joint venture	2.8	2.8
Non-cash interest expense (not tax-impacted)	9.2	9.2
Non-recurring costs (a)	10.0	10.0
Contra-revenue	5.7	5.7
Tax impact of adjustments (b)	(24.2)	(24.2)
Adjusted net income (non-GAAP)	$57.0	$59.0

(a) Includes certain professional fees, integration and other related costs, acquisition-related compensation expense, rebranding, accelerated depreciation and fair value adjustments.

(b)  The tax impact of adjustments are based on a blended tax rate of 37% applied to taxable adjustments.

DEALERTRACK TECHNOLOGIES, INC.

Summary of Business Statistics

Three months ended

(Unaudited)

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2013	2013	2013	2012	2012

Active U.S. dealers (a)	20,238	20,205	20,041	19,067	19,107
Active U.S. lenders (b)	1,378	1,355	1,291	1,261	1,237
Transactions processed (in thousands) (c)	27,172	26,176	24,106	20,782	22,738
Active U.S. lender to dealer relationships (d)	191,548	184,273	181,578	174,628	178,809
Subscribing dealers (e)	18,255	18,076	17,832	17,619	16,421

Transaction revenue (in thousands)	$73,514	$71,645	$61,364	$54,589	$58,789
Subscription revenue (in thousands)	$45,223	$44,623	$42,778	$42,212	$35,723
Other revenue (in thousands)	$5,845	$5,514	$4,917	$4,974	$4,572

Average transaction price (f)	$2.74	$2.79	$2.60	$2.67	$2.63
Transaction revenue per car sold (g)	$7.70	$7.38	$8.99	$7.18	$6.47
Average monthly subscription revenue per subscribing dealership (h)	$758	$757	$737	$749	$694

_____________________________________________

(a)     We consider a dealer to be active in our U.S. network as of a date if the dealer completed at least one revenue-generating credit application processing transaction using the U.S. Dealertrack network during the most recently ended calendar month. The number of active U.S. dealers is based on the number of dealer accounts as communicated by lenders on the U.S. Dealertrack network.

(b)     We consider a lender to be active in our U.S. network as of a date if it is accepting credit application data electronically from U.S. dealers in the U.S. Dealertrack network.

(c)      Represents revenue-generating transactions processed in the U.S. Dealertrack, Dealertrack Aftermarket Services, Dealertrack Processing Solutions and Dealertrack Canada networks at the end of a given period.

(d)     Each lender to dealer relationship represents a pair between an active U.S. lender and an active U.S. dealer at the end of a given period.

(e)     Represents the number of dealerships in the U.S. and Canada with one or more active subscriptions at the end of a given period. Subscriptions to Dealertrack CentralDispatch have been excluded as these customers include brokers and carriers in addition to dealers.

(f) Represents the average revenue earned per transaction processed in the U.S. Dealertrack, Dealertrack Aftermarket Services, Dealertrack Processing Solutions and Dealertrack Canada networks during a given period. Revenue used in calculation adds back (excludes) transaction related contra-revenue.

(g) Represents transaction services revenue divided by our estimate of total new and used car sales for the period in the U.S. and Canada. Revenue used in calculation adds back (excludes) transaction related contra-revenue.

(h) Represents subscription services revenue divided by average subscribing dealers for a given period in the U.S. and Canada. Revenue used in the calculation adds back (excludes) subscription related contra-revenue. In addition, subscribing dealers and subscription services revenue from Dealertrack CentralDispatch have been excluded from the calculation as a majority of these customers are not dealers.

TRAK-E ###

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